Exhibit 23.2      Consent of PricewaterhouseCoopers, LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 17, 2003 relating to the financial statements of Emergency Filtration Products, Inc. (the "Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

_/s/_PricewaterhouseCoopers,_LLP_
PricewaterhouseCoopers, LLP

Las Vegas, NV
June 13, 2003